As filed with the Securities and Exchange Commission on December 16, 2019.
File No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

ARCONIC ROLLED PRODUCTS CORPORATION*
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-2745636 (I.R.S. employer identification number)
201 Isabella Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15212 (Zip code)
(412) 553-1940
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*
The registrant is currently named Arconic Rolled Products Corporation. The registrant plans to change its name to “Arconic Corporation” prior to the effective date of the distribution described in this registration statement.

ARCONIC ROLLED PRODUCTS CORPORATION
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION
STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1. Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2. Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Selected Historical Combined Financial Data of Arconic Corporation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 3. Properties.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5. Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6. Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings.” That section is incorporated herein by reference.
Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of Arconic Corporation Capital Stock.” Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Arconic Corporation Capital Stock — Sale of Unregistered Securities.” Those sections are incorporated herein by reference.
Item 11. Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Arconic Corporation Capital Stock.” Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Arconic Corporation Capital Stock.” That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15. Financial Statements and Exhibits.
(a)
Financial Statements and Schedule

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
(b)
Exhibits

The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Arconic Inc. and Arconic Rolled Products Corporation
2.2	Form of Tax Matters Agreement by and between Arconic Inc. and Arconic Rolled Products Corporation
2.3	Form of Employee Matters Agreement by and between Arconic Inc. and Arconic Rolled Products Corporation*

Exhibit Number	Exhibit Description
2.4	Form of Patent Know-How and Trade Secret License Agreement by and between Arconic Inc. and Arconic Rolled Products Corporation
2.5	Form of Patent Know-How and Trade Secret License Agreement by and between Arconic Rolled Products Corporation and Arconic Inc.
2.6	Form of Trademark License Agreement by and between Arconic Rolled Products Corporation and Arconic Inc.
2.7	Form of Trademark License Agreement by and between Arconic Inc. and Arconic Rolled Products Corporation
2.8	Form of Master Agreement for Product Supply by and between Arconic Massena LLC, Arconic Lafayette LLC, Arconic Davenport LLC and Arconic Inc.
2.9	Form of Metal Supply & Tolling Agreement by and between Arconic-Köfém Mill Products Hungary Kft and Arconic-Köfém Kft
2.10	Form of Use Agreement by and between Arconic-Köfém Székesfehérvári Könnyűfémmű Korlátolt Felelősségű Társaság and Arconic-Köfém Mill Products Hungary Korlátolt Felelősségű Társaság.
2.11	Form of Land Use Right Agreement by and between Arconic-Köfém Mill Products Hungary Korlátolt Felelősségű Társaság and Arconic-Köfém Székesfehérvári Könnyűfémmű Korlátolt Felelősségű Társaság
2.12	Form of Service Level Agreement for Central Engineering and Maintenance by and between Arconic-Köfém Kft and Arconic-Köfém Mill Products Hungary Kft
2.13	Form of Service Level Agreement for Energy, Steam and Water by and between Arconic-Köfém Kft and Arconic-Köfém Mill Products Hungary Kft
2.14	Form of Land Use Right Agreement by and between Arconic-Köfém Székesfehérvári Könnyűfémmű Korlátolt Felelősségű Társaság and Arconic-Köfém Mill Products Hungary Korlátolt Felelősségű Társaság
2.15	Form of Second Supplemental Tax and Project Certificate and Agreement by and among Arconic Inc., Arconic Davenport LLC and Arconic Rolled Products Corporation
2.16	Form of Lease and Property Management Agreement by and between Arconic Inc. and Arconic Massena LLC
3.1	Form of Amended and Restated Certificate of Incorporation of Arconic Corporation
3.2	Form of Amended and Restated Bylaws of Arconic Corporation
10.1	Form of Arconic Corporation Stock Incentive Plan*
10.2	Form of Indemnification Agreement by and between Arconic Corporation and individual directors or officers
10.3	United Company RUSAL – Trading House Agreement for the Supply of Aluminum Products by and between United Company RUSAL — Trading House and Arconic SMZ, dated December 27, 2016.**
21.1	List of Subsidiaries*
99.1	Information Statement of Arconic Rolled Products Corporation, preliminary and subject to completion, dated December 16, 2019

*
To be filed by amendment.

**
Portions of the exhibit have been omitted to preserve confidentiality.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
ARCONIC ROLLED PRODUCTS CORPORATION
By:
/s/ Peter Hong

Name: Peter Hong
Title:  Treasurer
Date: December 16, 2019